Exhibit 10(d)1

New Century Energies, Inc. Directors'
Voluntary Deferral Plan

Article 1. Establishment and Purpose of the Plan

      1.1 Establishment. New Century Energies, Inc., a Delaware corporation, (the "Company"), hereby establishes, as of the effective date of the merger between Public Service Company of Colorado and Southwestern Public Service Company, a deferred compensation plan for nonemployee directors as described herein, which shall be known as the New Century Energies, Inc. Directors' Voluntary Deferral Plan (the "Plan"). The Plan shall assume the liabilities of the predecessor companies under the Public Service Company of Colorado Directors' Voluntary Deferral Plan or the Southwestern Public Service Company Directors' Deferred Compensation Plan with respect to any nonemployee director of either such predecessor company who becomes a nonemployee director of the Company.

      1.2 Purpose. The Plan is intended to provide a means whereby nonemployee directors of the Company may voluntarily defer all or a portion of their compensation, subject the terms of the Plan.

Article 2. Administration

      The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee is authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All determinations made by the Committee shall be final.

      The Vice President of Human Resources of the Company shall, as the delegatee of the Committee, be responsible for the day-to-day administration of the Plan, including but not limited to, accepting deferral election forms and accounting for deferrals and distributions under the Plan.

Article 3. Participation in the Plan

      3.1 Eligibility. All nonemployee directors of the Company ("Directors") shall be eligible to participate in the Plan. A Director shall be considered to be a Director until the close of business on the day preceding the earlier of
(i) the first date the individual becomes a common-law employee of the Company or any affiliate of the Company, or (ii) the first date the individual ceases to be a member of the Board for any reason whatsoever.

      3.2 Election to Participate. An eligible Director may elect to become a participant in the Plan ("Participant") by electing to defer all or a portion of his/her annual retainer and meeting fees ("Compensation"). A separate such election shall be allowed with respect to the cash portion of Compensation and with respect to the equity portion of Compensation, with the deferral percentage with respect to each portion being in such increments as shall be prescribed by the Committee. Any such



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election  shall  apply to the  Participant's  Compensation  earned  on or after
January 1 of the following calendar year.

      Notwithstanding the foregoing, with respect to an individual who first becomes a Director on a day other than the first day of a calendar year and elects to participate in that year, any such election shall apply to the Participant's Compensation during the calendar year in which he/she first becomes a Director and subsequent years.

      3.3 Time and Manner of Making Elections. Any election as to Compensation which may be made by a Participant must be made on or before December 31 of the year preceding the calendar year to which the election relates; provided, that with respect to an individual who first becomes a Director after the beginning of a calendar year, any such election with respect to the calendar year in which he/she first becomes a Director must be made within thirty (30) days after becoming a Director. With respect to deferrals of Compensation to be earned in 1997 after the effective date of the Plan, elections must be made within thirty
(30) days after the effective date of the Plan. All deferral elections must be made on such form as shall be prescribed for this purpose by the Committee.

      3.4 Nature of Elections. Any election as to Compensation which may be made by a Participant with respect to any calendar year shall be irrevocable once made; provided, however, that a Director may stop participation in the Plan or change the percentage deferred by delivering written notice to the Company by December 31 in the year prior to the year in which Compensation is earned. Such written notice of termination of participation or change in the percentage deferred must be made on such form as may be prescribed for this purpose by the Committee.

      Plan provisions to the contrary notwithstanding, any election as to Compensation made by a Participant with respect to any calendar year, unless changed or revoked by the Participant prior to the expiration of the time for making such election with respect to each subsequent calendar year, shall be deemed to have been made with respect to each subsequent calendar year.

Article 4. Deferred Compensation Account

      4.1 Directors' Accounts. The Company shall establish and maintain individual bookkeeping accounts to reflect deferrals made by a Participant pursuant to this Plan and accounts transferred from the Public Service Company of Colorado Directors' Voluntary Deferral Plan or the Southwestern Public Service Company Directors' Deferred Compensation Plan. Two individual bookkeeping accounts shall be maintained with respect to each Participant to be referred to as a "Cash Account" and a "Stock Account".

      The Participant shall designate that deferrals made pursuant to this Plan are to be credited to either the Cash Account or the Stock Account or that a portion of such deferrals, in such increments as shall be prescribed by the Committee, are to be credited to either of the Cash Account or the Stock Account. Such designation shall be made on such form as shall be prescribed for this purpose by the Company, and

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shall continue in effect with respect to all subsequent  deferrals until changed effective as of any January 1 by the Participant.

      The appropriate account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant.

      4.2 Additions to Cash Accounts. The balance of a Cash Account shall be reflected in United States Dollars.

      As of the first day of the month after the effective date of the Plan, an opening balance shall be credited to the Cash Account of each Participant equal to the balance credited to the Participant under the Public Service Company of Colorado Director's Voluntary Deferral Plan, or the balance credited to the Cash Account of the Participant under the Southwestern Public Service Company Directors' Deferred Compensation Plan, as appropriate, as of the immediately preceding day.

      The Cash Account shall accrue interest each year at the rate on 1 0-Year Treasury Notes as of the last auction date of the prior year, or such other rate as shall be determined by the Compensation Committee. Each Participant's Cash Account shall be credited with interest on the last day of each month. An interest rate, which when compounded monthly equals the pre-determined annual interest accrual, shall be applied to each month's beginning balance.

      4.3 Additions to Stock Accounts. The balance of a Stock Account shall be reflected in "Stock Units".

      As of the effective date of the Plan, an opening balance shall be credited to the Stock Account of each Participant who was a participant in the Southwestern Public Service Company Directors' Deferred Compensation Plan equal to the number of shares or units credited to the Stock Account of the Participant under such plan as of the immediately preceding day converted to Stock Units on such basis as shares of common stock of Southwestern Public Service Company are converted in the merger into shares of common stock of the Company ("Company Stock").

      As of the date on which Compensation affected by a deferral election and to be credited to a Participant's Stock Account would otherwise have been paid to the Participant, the Participant's Stock Account shall be credited with a number of Stock Units equal to the number of shares of Company Stock, to four decimal places, that could have been purchased with such deferrals at a per share price equal to the arithmetic mean between the highest and lowest quoted selling prices on the New York Stock Exchange Composite Tape on the date the Compensation would otherwise have been paid to the Participant (or, if there are no sales on such date, then such arithmetic mean on the next succeeding day on which there are sales will be used).

      As of the payment date of any cash dividend on outstanding shares of Company Stock, each Participant's Stock Account shall be credited with a number of additional Stock Units equal to the number of shares of Company Stock, to four decimal places, that could have been purchased with the base amount (as defined below) at a per share price equal to the arithmetic mean between the highest and lowest selling prices

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on the New  York  Stock  Exchange  Composite  Tape for the  payment  date of the dividend (or, if there are no sales on that date, then the arithmetic mean on the next succeeding day on which there are sales will be used). The "base amount" for purposes of this calculation means the dollar amount of the cash dividends that would have been paid with respect to a number of outstanding shares of Company Stock equal to the number of Stock Units (including fractions) credited to the Participant's Stock Account as of the record date of such dividend (assuming that fractional shares could be held of record and that dividends were paid with respect thereto).

      As of the payment date of any stock dividend, stock split or other distribution on outstanding shares of Company Stock, each Participant's Stock Account shall be credited with a number of additional Stock Units equal to the number of shares of Company Stock that would have been distributed with respect to a number of outstanding shares of Company Stock equal to the number of Stock Units (including fractions) credited to the Participant's Stock Account as of the record date of such dividend, split or other distribution (assuming that fractional shares could be held of record and that the dividend, split or distribution was paid with respect thereto) or the number of shares of Company Stock that could have been purchased with the cash equivalent of any other distribution. In the case of a stock dividend, stock split or other distribution where the ex-date is after the record date, any Stock Units credited to the Participant's Stock Account as of the record date of such dividend, split or other distribution but with respect to which a distribution has been made to the Participant after the record date and prior to the ex-date will be disregarded for purposes of determining the additional credit under this paragraph.

      In the event that the Company shall at any time be consolidated with or merged with any other corporation and the Company is not the surviving entity, the amounts credited to each Participant's Stock Account shall be a continuing liability of the continuing entity and the number of Stock Units credited to the Participant's Stock Account immediately prior to the merger or consolidation (including fractions) shall be converted to an equivalent number of Stock Units based upon the common stock of such continuing entity (including fractional shares) or other consideration on the same basis as issued and outstanding shares of Company Stock are exchanged for shares of such continuing entity (assuming fractional shares could have been so exchanged and that fractional shares of the continuing entity would have been issued) or other consideration. Alternatively, each Participant may demand, or the Compensation Committee may require, that a payment be made as of the day preceding the effective date of such consolidation or merger of a cash amount equal to the number of Stock Units credited to the Participant's Stock Account on such day multiplied by the arithmetic mean between the highest and lowest selling prices for shares of Company Stock on the New York Stock Exchange Composite Tape on such day (or, if there are no sales on such day, such arithmetic mean on the next preceding day on which there are such sales will be used). Such demand made by the Participant shall be in writing and shall not be effective unless filed with the Secretary of the Company not later than the day preceding the effective date of such consolidation or merger.

      4.4 Charges Against Accounts. Any payments made to a Participant or his/her beneficiary shall be charged against the Participant's Cash Account or Stock Account, as appropriate.

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      4.5  Designation  of  Beneficiary.  Each  Participant  shall  designate  a beneficiary or beneficiaries who, upon the Participant's death, will receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant and shall be made on a "Beneficiary Designation Form." Each designation shall be effective as of the date delivered by the Participant to the Vice President of Human Resources of the Company.

      Participants may change their designations of beneficiary by execution and delivery of a new Beneficiary Designation Form to the Vice President of Human Resources of the Company. The payment of amounts under the Plan shall be in accordance with the last unrevoked Beneficiary Designation Form that has been signed by the Participant and delivered by the Participant to the Vice President of Human Resources prior to the Participant's death.

      In the event that all beneficiaries named by a Participant pursuant to this Section 4.5 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant's beneficiaries shall be paid to the Participant's estate.

      In the event that a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

Article 5. Payment Generally

      5.1 Payment Generally. Payment of a Participant's Cash Account shall be made in a single lump-sum cash payment or in five (5) annual cash installments, as elected by the Participant, beginning as soon as administratively practicable following termination as an active member of the Board. The Participant shall make his/her election at the time of his/her deferral election on such form as shall be prescribed for this purpose by the Committee.

      Payment of a Participant's Stock Account shall be made in shares of Company Stock in certificate form, with the payment to be made as soon as administratively practicable following termination as an active member of the Board. The number of shares paid will equal the number of Stock Units credited to the Participant's Stock Account on his/her last day of service as an active member of the Board (with a cash equivalent paid for any fraction). If any additional Stock Units will be credited to the Participant's Stock Account after his/her last day of service as an active member of the Board as a result of a cash or stock dividend paid after such date, then, at the discretion of the Committee, the payment to the Participant or his/her beneficiary may be deferred until after the payment date of such dividend or an additional payment may be made consisting of an additional number of shares equal to the number of Stock Units credited as a result of such dividend.

      5.2 Hardship Withdrawals. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such

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event,  the  Committee  may,  in its  sole  discretion,  take one or more of the following actions:

     (i) Authorize the cessation of deferrals by such Participant under the Plan.

     (ii) Provide that all, or a portion, of the balance of the Participant's Cash Account and/or Stock Account shall immediately be paid in a lump sum cash payment.

    (iii) Provide that all, or a portion, of the installment payable over a period of time shall immediately be paid in a lump sum cash payment.

     (iv) Provide  for  such  other  installment   payment  schedule  as  deemed
          appropriate by the Committee under the circumstances.

      For purposes of this Section 5.2, "severe financial hardship" shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship. Examples of what are not considered to be severe financial hardships include the need to send a Participant's child to college or the desire to purchase a home. The Participant's Cash Account and Stock Account will be adjusted in accordance with the Plan up to the date of distribution.

      The severity of the financial hardship shall be judged by the Committee. The Committee's decision with respect to the severity of financial hardship and the manner in which, if at all, the participant's future deferral opportunities shall cease, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final, conclusive, and not subject to appeal.

      5.3 Death or Disability. If a Participant dies or becomes disabled, payment of the entire remaining balance of his/her Cash Account and Stock Account shall be made in a single lump-sum payment within thirty (30) calendar days following death or termination as an active member of the Board.

      Payment of the Participant's Cash Account (or the remaining portion thereof) shall be made in cash.

      Payment of a Participant's Stock Account shall be made in shares of Company Stock in certificate form. The number of shares paid will equal the number of Stock Units credited to the Participant's Stock Account on his/her last day of service as an active member of the Board (with a cash equivalent paid for any fraction). If any additional Stock Units will be credited to the Participant's Stock Account after his/her last day of service as an active member of the Board as a result of a cash or stock

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dividend paid after such date,  then, at the  discretion of the  Committee,  the payment to the Participant may be deferred until after the payment date of such dividend or an additional payment may be made consisting of an additional number of shares equal to the number of Stock Units credited as a result of such dividend.

      For purposes of this section, disability shall mean total and permanent disability within the meaning of the pension plan sponsored by the Company, as determined in good faith by the Committee, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Article 6. Rights of Participants

      6.1 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments to or with respect to the Participant when due under the terms of the Plan. Payments shall be made out of the general funds of the Company except as provided in Section 6.2.

      6.2 Unsecured Interest. No Participant or party claiming an interest in deferred amounts shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

      The Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts. Such trust(s) may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any deferred amounts under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and contributions shall remain the obligation of, and shall be paid by, the Company.

Article 7. Withholding of Taxes

      The Company hereby reserves the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from payments made pursuant to the Plan, or from other payments due from the Company to the Participant, amounts sufficient to satisfy withholding tax requirements.

Article 8. Miscellaneous

      8.1 Nontransferability. Participants' rights to deferred amounts, and interest earned thereon under the Plan as well as other compensation earned under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant. Any funds so set aside or acquired shall remain subject to the claims of the creditors of the Company, present and future.

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      8.2  Severability.  In the event any  provision  of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      8.3 Amendment and Termination. The Company hereby reserves the right to amend, modify, or terminate the Plan or any part thereof, from time to time, by action of the Committee with approval by the Board; provided that no such amendment or termination shall in any material manner adversely affect any Participant's rights to deferred amounts, together with interest earned thereon as well as other compensation earned under the Plan, without the consent of the Participant.

      8.4 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. Upon the occurrence of such an event, the term "Company" as used in this Agreement shall be deemed to refer to such successor or survivor entity or entities.

      8.5 Laws Governing. This plan shall be construed in accordance with and governed by the laws of the State of Colorado.

      8.6 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

      8.7 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular, and the singular shall include the plural.


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